UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 1, 2009

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2009, Watsco, Inc. (the “Company”) amended its unsecured, five-year $300,000,000 revolving credit agreement (the “Credit Agreement”) with Bank of America, N.A. in connection with the Company’s formation of Carrier Enterprise, LLC, a joint venture with Carrier Corporation. The Company filed the Credit Agreement, as amended by Amendment No. 1 to the Credit Agreement (the “Amendment”), as Exhibit 10.18 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

In response to comments received from the Staff of the Securities and Exchange Commission (the “SEC”), the Company has filed this Current Report on Form 8-K in order to separately file the Amendment, together with all schedules and exhibits thereto previously omitted. Certain information contained in the schedules has been redacted pursuant to a request for confidential treatment submitted to the SEC.

The Credit Agreement, including the Amendment, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Revolving Credit Agreement, dated as of July 1, 2009, by and among Watsco, Inc., each of the Subsidiary Loan Parties, Bank of America, N.A., as administrative agent, and each of the Lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: July 23, 2010	By:	/s/ Ana M. Menendez
Ana M. Menendez, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Revolving Credit Agreement, dated as of July 1, 2009, by and among Watsco, Inc., each of the Subsidiary Loan Parties, Bank of America, N.A., as administrative agent, and each of the Lenders signatory thereto.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.